Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-17659) of Moscow CableCom Corp. (formerly known as Andersen Group, Inc.) of our report dated June 10, 2004, except for Note 7, as to which the date is September 30, 2004, relating to the financial statements of ABC Moscow Broadband Communication Limited, which appears in the Current Report on Form 8‑K of Moscow CableCom Corp. dated October 12, 2004.

/s/ ZAO PricewaterhouseCoopers

Moscow, Russian Federation

October 12, 2004